                                                                     Exhibit 4.1


                            THE FAILURE GROUP, INC.

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of May 16, 1997 by and among The Failure Group, Inc., a Delaware corporation (the "Company"), and the parties listed on Exhibit A hereto (each a "Holder" and collectively the "Holders").


                                    RECITALS

     1. The Company, Performance Technologies, Incorporated, d.b.a. PTI Environmental Services, a Washington corporation ("PTI"), The Failure Group Washington, Inc., a Washington corporation ("Sub"), each of Robert C. Barrick, Gary N. Bigham, Thomas C. Ginn, Marc W. Lorenzen, and Larry F. Marx, and Chase Trust Company of California entered into an Agreement and Plan of Reorganization dated as of April 27, 1997 (the "Reorganization Agreement"), which provides for the merger (the "Merger") of Sub with and into PTI. The effective date of the consummation of the Merger shall be the effective date of this Agreement.

     2. The Holders are acquiring shares of the Common Stock of the Company pursuant to the Reorganization Agreement and the Merger.

     3. As a condition to the Merger and as additional consideration to the Holders, the Reorganization Agreement contemplates, among other things, that the Company and the Holders enter into this Agreement and that this Agreement become effective upon the closing of the Merger.

     Now therefore, in consideration of the mutual promises made herein, the Company and the Holders (collectively referred to as the "Parties") hereby agree as follows:


                                   AGREEMENT

                                    SECTION

                 RESTRICTIONS ON TRANSFERABILITY OF SECURITIES;
                         COMPLIANCE WITH SECURITIES ACT

     1.1  Certain Definitions. As used in this Agreement, the following terms
          -------------------
shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any
           ----------
other federal agency at the time administering the Securities Act.

          "Holder" shall mean any Holder holding Registrable Securities,
           ------
including any person holding Registrable Securities to whom the rights under this Section 1 have been transferred in accordance with Section 1.10 hereof.

          The terms "register," "registered" and "registration" refer to a
                     --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

          "Registrable Securities" means any Common Stock of the Company issued
           ----------------------
or issuable in respect of such shares upon any stock split, stock dividend, recapitalization or similar event or any Common Stock otherwise issued with respect to such shares; provided, however, that Common Stock or other securities
                        --------  -------
shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) or pursuant to Rule 144 thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

          "Registration Expenses" shall mean all expenses incurred by the
           ---------------------
Company in complying with Section 1.5 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

          "Securities Act" shall mean the Securities Act of 1933, as amended, or
           --------------
any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling
           ----------------
commissions and stock transfer taxes applicable to the securities registered by any of the Holders and all fees and disbursements of counsel for such Holders (as limited by Section 1.6).

          "Shares" shall mean shares of the Company's Common Stock owned by the
           ------
Holders pursuant to the Reorganization Agreement and the Merger which have been released from the escrow fund in accordance with the provisions of the Reorganization Agreement.

     1.2  Restrictions on Transferability. The Shares shall not be sold,
          -------------------------------
assigned, transferred or pledged except upon the conditions specified in this
Section 1, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee or pledgee of any of the Shares, it held by it to agree to take and hold such Shares subject to the provisions and upon the conditions specified in this Section 1, including without limitation those imposed upon Holders under Section 1.10.

     1.3  Restrictive Legends.
          -------------------

          (a) Each certificate representing (i) the Shares and (ii) any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT OR UNLESS THE SALE IS OTHERWISE EXEMPT FROM REGISTRATION. THE COMPANY MAY REQUEST A WRITTEN OPINION OF COUNSEL, WHICH OPINION AND COUNSEL ARE ACCEPTABLE TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH ANY SUCH SALE. THIS CERTIFICATE MUST BE SURRENDERED TO THE CORPORATION OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS CERTIFICATE.

          (b) Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Shares in order to implement the restrictions on transfer established in this Section 1.

     1.4  Notice of Proposed Transfers. Each Holder by acceptance of Shares
          ----------------------------
agrees to comply in all respects with the provisions of this Section 1.4. Unless transferred in compliance with Rule 144 prior to any proposed sale, assignment, transfer or pledge of any Shares, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail and, if the Company reasonably so requests, shall be accompanied at such holder's expense by either (i) an opinion of legal counsel which shall be reasonably satisfactory to the Company, which opinion shall be addressed to the Company, to the effect that the proposed transfer of the Shares may be effected without registration under the Securities Act, or
(ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Shares shall be entitled to transfer such Shares in accordance with the terms of the notice delivered by the holder to the Company. Each certificate or other writing evidencing the Shares transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provisions of the Securities Act. Notwithstanding the provisions of this Section 1.4, no such opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, or (D) to the Holder's family member or to a trust for the benefit of an individual Holder, provided, that in all cases the transferee will be subject to the terms of this Section 1.4 to the same extent as if such transferee were an original Holder hereunder.

     1.5  Company Registration.
          --------------------

          (a) Notice of Registration. If at any time or from time to time the
              ----------------------
Company shall determine to register any of its securities in connection with the sale thereof for cash, either for its own account or the account of a security holder or holders exercising their respective registration rights, other than
(i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

              (A) promptly give to each Holder written notice thereof; and

              (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company by any Holder.

          (b) Underwriting. If the registration of which the Company gives
              ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 1.5(a). In such event, the right of any Holder to registration pursuant to Section 1.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 1.5, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit or exclude completely the Registrable Securities of the Holders otherwise to be included in such registration prior to the exclusion from such registration of any securities to be sold by the Company or of any securities subject to registration rights granted prior to the effective date of this Agreement with respect to such registration; provided, that if any limitation of Registrable
                              --------
Securities of the Holders is so required, such limitation shall be allocated among the Holders of Registrable Securities participating in such registration in proportion to the number of shares of the Company's Common Stock (or equivalents thereof) held by such Holders. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (c) Right to Terminate Registration. The Company shall have the right
              -------------------------------
to terminate or withdraw any registration initiated by the Company under this
Section 1.5 without liability prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     1.6  Expenses of Registration.
          ------------------------

          (a) The Holder or Holders participating in any registration hereunder shall bear their pro rata share of the Registration Expenses incurred in connection with such registration according to the number of Registrable Securities included by each Holder in such registration.

          (b) All Selling Expenses incurred in connection with any registration hereunder shall be borne pro rata by the Holder or Holders participating in such registration according to the number of Registrable Securities included by each Holder in such registration.

          (c) Notwithstanding the provisions of this Section 1.6, if, as a condition of registration or qualification of any offering in any state or jurisdiction in which the Company or any underwriter determines in good faith that it wishes to offer securities registered in an offering to which this Agreement applies, it is required that Registration Expenses be allocated in a manner different from that provided in this Section 1.6, the Registration Expenses shall be allocated in whatever permitted manner is most nearly in compliance with the provisions of this Agreement.

     1.7  Indemnification.
          ---------------

          (a) To the extent permitted by law, the Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation (or alleged violation) by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse or pay for the account of each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse or pay for the account of the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred (as and when incurred) in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such-registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the liability of a Holder for indemnification under this
--------  -------
Section 1.7(b) shall not exceed the net proceeds from the offering received by such Holder, unless such liability arises out of or is based on willful misconduct of such Holder.

          (c) Each party entitled to indemnification under this Section 1.7 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense; provided, however, that an Indemnified Party shall have the
                 --------  -------
right to retain its own counsel, with
the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
Section 1 except to the extent that the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable for indemnification hereunder with respect to any settlement or consent to judgment in connection with any claim or litigation to which these indemnification provisions apply, that has been entered into without the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld).

          (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any losses, claims, damages or liabilities referred to herein, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the untrue statement (or alleged untrue statement) or omission (or alleged omission) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

          (e) The obligations of the Company and the Holders under this Section
1.7 shall survive the completion of any offering of Registrable Securities in a registration statement pursuant to this Section 1.

     1.8  Information of Holder; Copies of Prospectus.  The Holder or Holders of
          -------------------------------------------
Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1. In connection with any such registration, such Holder or Holders shall provide advance payment to the Company for the cost of such numbers of copies of any prospectus or preliminary prospectus prepared in conformity with the Securities Act reasonably requested by such Holder or Holders in order to facilitate the disposition of Registrable Securities owned by such Holder or Holders.

     1.9  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission, which may permit the sale of the Shares to the public without registration, the Company agrees to use reasonably diligent efforts to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

          (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (c) so long as a Holder owns any Shares, to furnish to the Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     1.10 Transfer of Registration Rights.  The rights to cause the Company to
          -------------------------------
register securities granted Holders under Section 1.5 may be assigned or otherwise conveyed to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by a Holder (together with any affiliate) provided that such transfer may otherwise be effected in accordance with applicable securities laws, the Holder effecting such transfer shall comply with the requirements of Section 1.4 of this Agreement, the transferee shall agree to be bound by all of the provisions of this Agreement, such transfer does not violate any agreements by and among the Company and such Holders or any agreements among such Holders, and such transferee or assignee is a wholly-owned subsidiary, constituent partner (including retired and limited partners) or affiliate of such Holder, is any family member of any individual Holder, or is a trust for the benefit of any individual Holder, provided in each case that the Company is given written notice by such transferee at the time of said transfer stating the name and address of said transferee and said transferee's agreement to be bound by this Agreement.

     1.11 Standoff Agreement. Each Holder agrees, upon request of the Company or
          ------------------
the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or such managing underwriters.

                                   SECTION 2

                                 MISCELLANEOUS


     2.1  Transfer; Successors and Assigns. Except as the transferability of
          --------------------------------
rights is expressly limited herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     2.2  Modifications and Amendments. This Agreement may be modified or
          ----------------------------
amended only with the written consent of the Company and the Holders holding at least a majority of the Registrable Securities then subject to this Agreement. Any waiver by a party of its rights hereunder shall be effective only if evidenced by a written instrument executed by such party. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing. Each Holder acknowledges that by the operation of this Section 2.8 the Holders of a majority of the Registrable Securities interests may have the right and power to diminish or eliminate all rights of such Holder under this Agreement. Notwithstanding the foregoing, each Holder agrees that its consent to amend this Agreement shall not be required in the event the Company desires to amend this Agreement (i) to include in the definition of Holder additional purchasers of Registrable Securities of the Company who acquire such shares in a transaction subsequent to the date of this Agreement, and (ii) to grant to those Holders who acquire such Registrable Securities in a subsequent transaction rights similar to those granted to the Holders hereunder.

     2.3  Consent of the Holders Not Required for the Company to Grant
          ------------------------------------------------------------
Additional Registration Rights. This Agreement imposes no restriction on the
------------------------------
ability of the Company to grant registration rights regarding any security of the Company at any time in the future, and nothing in this Agreement requires the Company to solicit or otherwise obtain the consent of any Holder or of the Holders under this Agreement in order to grant registration rights in the future.

     2.4  Termination. This Agreement shall terminate on the second anniversary
          -----------
of the effective date of this Agreement.

     2.5  Governing Law. This Agreement shall be governed by and construed under
          -------------
the laws of the state of California.

     2.6  Notices. All notices and other communications required or permitted
          -------
hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed
(a) if to a Holder, at such address as such Holder shall have furnished to the Company in writing, or (b) if to the Company, at such address as the Company shall have furnished in writing to the Holder to the attention of the President. A notice shall be effective when actually delivered by hand or messenger, or five (5) business days after deposit in the mail as aforesaid.

     2.7  Severability.  If any provision of this Agreement, or the application
          ------------
thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as to reasonably effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

     2.8  Entire Agreement.  This Agreement constitutes the full and entire
          ----------------
understanding and agreement between the parties with regard to the subjects hereof.

     2.9  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


"COMPANY"        THE FAILURE GROUP, INC.


                              By:      /s/ Michael R. Gaulke
                                  --------------------------------

                              Title:   President and C.E.O
                                     -----------------------------

"HOLDERS"